1. This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GS Direct, L.L.C. ("GS Direct"), Goldman Sachs Investment Partners Master Fund, L.P. ("GSIP Master"), Goldman Sachs Investment Partners GP, LLC ("GSIP GP"), Goldman Sachs Private Equity Concentrated Healthcare Fund Offshore Holdings, L.P. ("GS PE Healthcare Fund"), Goldman Sachs Private Equity Concentrated Healthcare Offshore Advisors, Inc. ("GS PE Healthcare Advisors"), Goldman Sachs Private Equity Partners 2004, L.P. ("GS PEP 2004"), Goldman Sachs PEP 2004 Advisors, L.L.C. ("GS PEP 2004 Advisors"), Goldman Sachs Private Equity Partners 2004 Offshore Holdings, L.P. ("GS PEP 2004 Offshore"), Goldman Sachs PEP 2004 Offshore Holdings Advisors, Inc. ("GS PEP 2004 Offshore Advisors"), Goldman Sachs Private Equity Partners 2004 - Direct Investment Fund, L.P. ("GS PEP 2004 Direct"), Goldman Sachs PEP 2004 Direct Investment Advisors, L.L.C. ("GS PEP 2004 Direct Advisors"), Goldman Sachs Private Equity Partners 2004 Employee Fund, L.P. ("GS PEP 2004 Employee"), Goldman Sachs PEP 2004 Employee Funds GP, L.L.C. ("GS PEP 2004 Employee Funds"), GS Private Equity Partners 2002 - Direct Investment Fund, L.P. ("GS PEP 2002 Direct"), GS PEP 2002 Direct Investment Advisors, L.L.C. ("GS PEP 2002 Direct LLC"), Multi-Strategy Holdings, L.P. ("Multi-Strategy LP") and Multi-Strategy Holdings Offshore Advisors, Inc. ("Multi-Strategy Advisors," and together with GS Direct, GSIP Master, GSIP GP, GS PE Healthcare Fund, GS PE Healthcare Advisors, GS PEP 2004, GS PEP 2004 Advisors, GS PEP 2004 Offshore, GS PEP 2004 Offshore Advisors, GS PEP 2004 Direct, GS PEP 2004 Direct Advisors, GS PEP 2004 Employee, GS PEP 2004 Employee Funds, GS PEP 2002 Direct, GS PEP 2002 Direct LLC and Multi-Strategy LP, the "Investing Entities," and together with GS Group and Goldman
Sachs, the "Reporting Persons"). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate. Each Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.

2. Goldman Sachs is a wholly-owned subsidiary of GS Group. Affiliates of Goldman Sachs and GS Group are the general partner, managing general partner, managing partner, managing member or member of the Investing Entities other than GS Direct. GS Group is the sole member, and Goldman Sachs is the manager, of GS Direct.

3. Upon the closing of the initial public offering (the "IPO") of shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock"), of Globus Medical, Inc. (the "Company") on August 8, 2012, each share of Series E preferred stock, par value $0.001 per share (the "Series E Preferred Stock"), of the Company automatically converted into one share of Class B common stock, par value $0.001 per share (the "Class B Common Stock"), of the Company as described in the final prospectus filed with the Securities and Exchange Commission on August 3, 2012 (the "Final Prospectus"). Immediately thereafter, each share of Class B Common Stock automatically converted into one share of Class A Common Stock, as described in the Final Prospectus.

4. GS Group and Goldman Sachs may each be deemed to beneficially own indirectly 7,643,526 shares of Class A Common Stock, of the Company, by reason of the direct beneficial ownership by the Investing Entities of such shares.

5. GS Direct owns directly 3,821,765 shares of Class A Common Stock. GSIP Master owns directly 2,293,058 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GSIP Master's general partner, GSIP GP. GS PE Healthcare Fund owns directly 110,769 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PE Healthcare Fund's general partner, GS PE Healthcare Advisors. GS PEP 2004 owns directly 85,964 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PEP 2004's general partner, GS PEP 2004 Advisors. GS PEP 2004 Offshore owns directly 559,254 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PEP 2004 Offshore's general partner, GS PEP 2004 Offshore Advisors. GS PEP 2004 Direct owns directly 386,284 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PEP 2004 Direct's general partner, GS PEP 2004 Direct Advisors. GS PEP 2004 Employee owns directly 134,964 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PEP 2004 Employee's general partner, GS PEP 2004 Employee Funds. GS PEP 2002 Direct owns directly 91,177 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PEP 2002 Direct's general partner, GS PEP 2002 Direct LLC. Multi-Strategy LP owns directly 160,291 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by Multi-Strategy LP's general partner, Multi-Strategy Advisors.